Exhibit 99.2

TTM TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On April 17, 2020, pursuant to the terms of the previously announced Equity Interests Purchase Agreement, dated January 20, 2020 (the “Purchase Agreement”), by and among TTM Technologies, Inc. (the “Company”), TTM Technologies China Limited, a wholly-owned subsidiary of the Company and AKMMeadville Electronics (Xiamen) Co., Ltd. (the “Purchaser”), the Company completed the transfer of ownership to the Purchaser of all of the issued and outstanding equity interests of Shanghai Kaiser Electronics Co., Ltd. (“SKE”), Shanghai Meadville Electronics Co., Ltd. (“SME”), Shanghai Meadville Science & Technology Co., Ltd. (“SP”) and Guangzhou Meadville Electronics Co., Ltd. (“GME”) for a base purchase price of $550 million in cash, subject to customary purchase price adjustments (the “Transaction”). The base purchase price does not include certain accounts receivable of the divested business, which is estimated to total approximately $95 million and is expected to be collected during the next three to four months.

The following unaudited pro forma condensed consolidated balance sheet as of December 30, 2019, unaudited pro forma condensed consolidated statement of earnings for each of the fiscal years ended December 30, 2019, December 31, 2018 and January 1, 2018 (collectively, the “Unaudited Pro Forma Condensed Consolidated Financial Statements”), and notes thereto, [have been presented as if the Transaction had occurred on January 2, 2017, the last day of fiscal year 2016.

The Unaudited Pro Forma Condensed Consolidated Financial Statements have been derived from historical financial statements prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) and are presented based on information currently available. They are intended for informational purposes only and are not intended to represent the Company’s financial position or results of operations had the Transaction occurred on the date indicated, or to project the Company’s financial performance for any future period.

The Unaudited Pro Forma Condensed Consolidated Financial Statements and the accompanying notes should be read in conjunction with the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K for the year ended December 30, 2019.

The Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared for illustrative purposes only and are not intended to represent or be indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been achieved had the Company completed the Transaction as of and for the respective periods presented. The adjustments to the Unaudited Pro Forma Condensed Consolidated Financial Statements are based on what the Company believes are reasonable under the circumstances. The pro forma adjustments are preliminary and have been made solely for the purpose of providing the Unaudited Pro Forma Condensed Consolidated Financial Statements.

The Company has made significant assumptions and estimates in preparing the Unaudited Pro Forma Condensed Consolidated Financial Statements. These preliminary estimates and assumptions are subject to change. The final determinations will likely differ from these preliminary estimates and the differences could be material.

As of December 30, 2019
(in thousands)	Historical	Pro Forma Adjustments			Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	400,154	464,664	[a	], [b]	864,818
Accounts receivable, net	503,664	(66)	[b	]	503,598
Contract assets	288,235	(33,635)	[b	]	254,600
Inventories	122,019	(8,266)	[b	]	113,753
Prepaid expenses and other current assets	28,612	(5,269)	[b	]	23,343

Total current assets	1,342,684	417,428			1,760,112
Property, plant and equipment, net	1,022,929	(344,728)	[b	]	678,201
Operating lease right-of-use assets	24,156	(1,983)	[b	]	22,173
Goodwill	774,791	(68,267)	[b	]	706,524
Definite-lived intangibles, net	332,008	(6,328)	[b	]	325,680
Deposits and other non-current assets	64,365	(57,274)	[b	]	7,091

	3,560,933	(61,152)			3,499,781

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt, including current portion of long-term debt	249,975	—			249,975
Accounts payable	483,566	(153,700)	[b	]	329,866
Contract liabilities	3,838	—			3,838
Accrued salaries, wages and benefits	98,720	(13,606)	[b	]	85,114
Other	110,567	(18,085)	[b	]	92,482

Total current liabilities	946,666	(185,391)			761,275

Long-term debt, net of discount and issuance costs	1,225,962	—			1,225,962
Operating lease liabilities	16,517	(1,104)	[b	]	15,413
Other long-term liabilities	92,751	25,138	[b	]	117,889

Total long-term liabilities	1,335,230	24,034			1,359,264

Commitments and contingencies (Note 14)
Equity:
Common stock, $0.001 par value; 300,000 shares authorized,	106	—			106
105,510 and 103,687 shares issued and outstanding at
December 30, 2019 and December 31, 2018, respectively
Additional paid-in capital	814,708	—			814,708
Retained earnings	474,309	100,205	[c	]	574,514
Accumulated other comprehensive loss	(10,086)	—			(10,086)

Total stockholders’ equity	1,279,037	100,205			1,379,242

	3,560,933	(61,152)			3,499,781

TTM TECHNOLOGIES, INC.

Unaudited Pro Forma Consolidated Condensed Statements of Operations

For the Year Ended December 30, 2019

(In thousands, except per share data)

(in thousands)	Historical	Pro Forma Adjustments (d)			Pro Forma
Net sales	$2,689,308	$(556,098)			$2,133,210
Cost of goods sold	2,287,625	(531,592)			1,756,033

Gross profit	401,683	(24,506)			377,177
Operating expenses:
Selling and marketing	74,011	(4,840)			69,171
General and administrative	152,096	(4,875)			147,221
Amortization of definite-lived intangibles	48,474	(2,698)			45,776
Restructuring charges	6,981	(1,601)			5,380

Total operating expenses	281,562	(14,014)			267,548

Operating income from continuing operations	120,121	(10,492)			109,629
Other income (expense):
Interest expense	(83,234)	1,147			(82,087)
Other, net	9,297	(2,513)			6,784

Total other expense, net	(73,937)	(1,366)			(75,303)

Income from continuing operations before income taxes	46,184	(11,858)			34,326
Income tax (provision) benefit from continuing operations	(4,883)	3,119	[e	]	(1,764)

Net income from continuing operations	$41,301	$(8,739)			$32,562

Earnings per share from continuing operations:
Basic earnings per share	$0.39				$0.31
Diluted earnings per share	$0.39				$0.31

Weighted average shares outstanding:
Basic	105,195				105,195
Diluted	106,332				106,332

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

TTM TECHNOLOGIES, INC.

Unaudited Pro Forma Consolidated Condensed Statements of Operations

For the Year Ended December 31, 2018

(In thousands, except per share data)

(in thousands)	Historical	Pro Forma Adjustments (d)			Pro Forma
Net sales	$2,847,261	$(638,774)			$2,208,487
Cost of goods sold	2,390,227	(582,471)			1,807,756

Gross profit	457,034	(56,303)			400,731
Operating expenses:
Selling and marketing	73,313	(3,231)			70,082
General and administrative	159,437	(7,464)			151,973
Amortization of definite-lived intangibles	59,681	(2,698)			56,983
Restructuring charges	5,518	(858)			4,660

Total operating expenses	297,949	(14,251)			283,698

Operating income from continuing operations	159,085	(42,052)			117,033
Other income (expense):
Interest expense	(78,958)	3,194			(75,764)
Other, net	9,641	(5,662)			3,979

Total other expense, net	(69,317)	(2,468)			(71,785)

Income from continuing operations before income taxes	89,768	(44,520)			45,248
Income tax benefit from continuing operations	83,816	7,233	[e	]	91,049

Net income from continuing operations	$173,584	$(37,287)			$136,297

Earnings per share from continuing operations:
Basic earnings per share	$1.68				$1.32
Diluted earnings per share	$1.38				$1.11

Weighted average shares outstanding:
Basic	103,355				103,355
Diluted	134,036				134,036

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

TTM TECHNOLOGIES, INC.

Unaudited Pro Forma Consolidated Condensed Statements of Operations

For the Year Ended January 1, 2018

(In thousands, except per share data)

(in thousands)	Historical	Pro Forma Adjustments (d)			Pro Forma
Net sales	$2,658,592	$(728,186)			$1,930,406
Cost of goods sold	2,229,011	(605,630)			1,623,381

Gross profit	429,581	(122,556)			307,025
Operating expenses:
Selling and marketing	65,856	(5,992)			59,864
General and administrative	126,141	(10,558)			115,583
Amortization of definite-lived intangibles	23,634	—			23,634
Restructuring charges	1,190	—			1,190

Total operating expenses	216,821	(16,550)			200,271

Operating income from continuing operations	212,760	(106,006)			106,754
Other income (expense):
Interest expense	(53,898)	3,133			(50,765)
Loss on extinguishment of debt	(768)	—			(768)
Other, net	(18,136)	4,586			(13,550)

Total other expense, net	(72,802)	7,719			(65,083)

Income from continuing operations before income taxes	139,958	(98,287)			41,671
Income tax (provision) benefit from continuing operations	(15,231)	15,761	[e	]	530

Net income from continuing operations	124,727	(82,526)			42,201
Less: Net income from continuing operations attributable to the noncontrolling interest	(513)	—			(513)

Net income from continuing operations attributable to TTM Technologies, Inc. stockholders	$124,214	$(82,526)			$41,688

Earnings per share from continuing operations attributable to TTM Technologies, Inc. stockholders:
Basic earnings per share	$1.22				$0.41
Diluted earnings per share	$1.04				$0.39

Weighted average shares outstanding:
Basic	101,580				101,580
Diluted	132,476				106,536

* Weighted average shares outstanding for diluted does not include the effect of shares of common stock related to the Convertible Senior Notes, based on the if-converted method, as the impact would be anti-dilutive.

See accompanying notes to unaudited pro forma consolidated condensed financial statements.

Additional Financial Information

The following is a summary of the unaudited quarterly pro forma results of operations for fiscal year 2019 (in thousands, except per share data):

	For the Quarter Ended
	April 1, 2019	July 1, 2019	September 30, 2019	December 30, 2019
Net sales	$536,445	$526,877	$534,173	$535,715
Cost of goods sold	437,619	434,029	448,915	435,470

Gross profit	98,826	92,848	85,258	100,245
Operating expenses:
Selling and marketing	17,560	16,898	17,153	17,560
General and administrative	34,566	33,633	37,461	41,560
Amortization of definite-lived intangibles	16,152	10,593	9,500	9,531
Restructuring charges	432	2,732	12	2,204

Total operating expenses	68,710	63,856	64,126	70,855

Operating income from continuing operations	30,116	28,992	21,132	29,390
Other income (expense):
Interest expense	(21,135)	(20,553)	(20,423)	(19,975)
Other, net	(356)	3,008	5,875	(1,742)

Total other expense, net	(21,491)	(17,545)	(14,548)	(21,717)

Income from continuing operations before income taxes	8,625	11,447	6,584	7,673
Income tax provision from continuing operations	(443)	(588)	(338)	(394)

Net income from continuing operations	$8,182	$10,859	$6,246	$7,279

Earnings per share from continuing operations:
Basic earnings per share	$0.08	$0.10	$0.06	$0.07
Diluted earnings per share	$0.08	$0.10	$0.06	$0.07

Weighted average shares outstanding:
Basic	104,315	105,470	105,492	105,502
Diluted *	105,614	106,107	106,474	107,135

* Weighted average shares outstanding for diluted does not include the effect of shares of common stock related to the Convertible Senior Notes, based on the if-converted method, as the impact would be anti-dilutive.

TTM TECHNOLOGIES, INC.

Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements

The following adjustments have been reflected in the unaudited pro forma consolidated condensed financial statements:

[a] Reflects estimated net cash proceeds from the Mobility sale of $530.0 million, representing the gross sales price of $550.0 million less estimated transaction costs. The net cash proceeds ultimately recognized may change based on adjustments to transaction costs.

The pro forma adjustment to cash was calculated as follows (in thousands):

Estimated proceeds, net of transaction costs	$530,000
Cash tax, see note [f]	(45,000)

$485,000

[b] Represents the removal of the assets and liabilities related to Mobility from the unaudited Pro Forma Consolidated Balance Sheet.

[c] Represents the estimated after-tax gain on Mobility sale of $100.2 million, which was calculated as follows (in thousands):

Estimated proceeds, net of transaction costs	$530,000
Mobility assets, see note [b]	(546,152)
Mobility liabilities, see note [b]	186,920

Pre-tax gain on sale of Mobility	170,768
Taxes on the sale of Mobility at blended statutory rate of 41.38%	(70,563)

After- tax gain on sale of Mobility	$100,205

The after-tax gain on sale of Mobility ultimately recognized may change based on working capital adjustments to proceeds and adjustments to transaction costs.

[d] Amounts reflect the pro forma effect of eliminating the results of operations of Mobility for the years ended December 30, 2019, December 31, 2018, and January 1, 2018, respectively, from the presentation of continuing operations in these unaudited Pro Forma Consolidated Statements of Operations.

[e] The pro forma income tax benefit (provision) from continuing operations for the years ended December 30, 2019, December 31, 2018, and January 1, 2018, respectively, was computed under the “with-and-without” approach. Under the “with-and-without” approach, the pro forma income tax expense or benefit was determined by excluding the tax effects of tax adjustments solely attributable to the assets and liabilities of Mobility. The pro forma adjustments represent the removal of these amounts for the years ended December 30, 2019, December 31, 2018, and January 1, 2018, respectively, from the unaudited Pro Forma Consolidated Statements of Operations, and the removal of deferred tax liabilities from the unaudited Pro Forma Consolidated Balance Sheet as of December 30, 2019, associated with intangible assets of Mobility.

[f] Represents the cash taxes estimated to be due on the sale including withholding taxes in China on transfer of the equity interests and federal and state taxes in the U.S. as a result of GILTI (global intangible low taxed income) and/or repatriation of the proceeds to the U.S.